Exhibit 4.7

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                       INTERACTIVE TECHNOLOGIES.COM, LTD.

                          COMMON STOCK PURCHASE WARRANT

            1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by INTERACTIVE TECHNOLOGIES.COM, LTD., a Delaware corporation (the "Company"), YOUNG LLC, or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing February 3, 2000 until 5:00 P.M., New York City time, on February 2, 2004 (the "Expiration Date"), one hundred sixty four thousand nine hundred forty eight (164,948) fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") at an initial exercise price of $5.82 per share (the "Exercise Price"), subject to further adjustment as set forth in
Section 6 hereof.

            2. Exercise of Warrants. (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof divided by the Market Value. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten
(10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

            (b) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

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            3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

            4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

            5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

            6. Protection Against Dilution.

                  6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                  6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

            7. Transfer to Comply with the Securities Act; Registration Rights.

            (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold,


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transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.
Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

            (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), pursuant to the Registration Rights Agreement between the Company and Holder dated February 3, 2000.

            8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                       (i)      if the to Company, to:

                                Interactive Technologies.Com, Ltd.
                                110 East Atlantic Avenue
                                Suite 400
                                Delray Beach, Florida 33444
                                Tel No.: (561) 454-3300
                                Fax No.: (561) 454-3330

                                with a copy to:

                                Hall Dickler Kent Friedman & Wood, LLP
                                909 Third Avenue
                                New York, New York 10022
                                ATT: Steven D. Dreyer, Esq.
                                Tel No.: (212) 339-5400
                                Fax No.: (212) 935-3121


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

                       (ii)     if to the Holder, to:

                                Young LLC
                                Harbour House
                                2nd Floor
                                P.O. Box 972
                                Road Town
                                British Virgin Island, Tortola
                                Tel No.:
                                Fax No.:

                                with a copy to:

                                Krieger & Prager LLP
                                Suite 1440
                                39 Broadway
                                New York, New York 10006
                                Tel No.: (212) 363-2900
                                Fax No.: (212) 363-2999

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

            9. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares by the third (3rd) Trading Day after the date of exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such fifth
(5th)Trading Day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

            10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

            11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in


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

accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 3rd day of February, 2000.

                                INTERACTIVE TECHNOLOGIES.COM, LTD.

                                By:____________________________________________
                                    William R. Becker, Chief Executive Officer

Attest:
_____________________________________________
         Matthew Cohen, Secretary


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

                          NOTICE OF EXERCISE OF WARRANT

      The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of _____, to purchase _____ shares of the Common Stock, par value $.001 per share, of Interactive Technologies.com, Ltd. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

      Please deliver the stock certificate to:

Dated:____________________________________

By:_______________________________________

|_| CASH:  $______________________________________


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